UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): April 22, 2020
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PLEXUS CORP.
(Exact name of registrant as specified in its charter)
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Wisconsin	001-14423	39-1344447
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Plexus Way
Neenah, Wisconsin 54957
(Address of principal executive offices) (Zip Code)
Telephone Number (920) 969-6000
(Registrant’s telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	PLXS	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.02    Results of Operations and Financial Condition.

On April 22, 2020, Plexus Corp. (“we” or the “Company”) announced results for the fiscal second quarter ended April 4, 2020. A copy of the Company’s related press release is furnished as Exhibit 99.1 to this report. A copy of the investor presentation that Plexus will present during the Company’s earnings call is furnished as Exhibit 99.2 to this report.

Item 8.01    Other Events.

Recent Developments

We have been actively monitoring the global outbreak and spread of COVID-19 and taking steps to mitigate the potential risks to us posed by its spread and related circumstances and impacts. The following is a summary of a variety of the actions we have taken and continue to take.

Governmental Actions
In all geographies in which we operate, regulatory authorities have imposed restrictions regarding the conduct of business and people movement. With the exception of our operations in Malaysia, we have been able to continue our operations because of the essential nature of the products we develop and manufacture. In China, at the onset of the COVID-19 outbreak in that country during our second fiscal quarter, our operations were significantly impacted for several weeks due to quarantines, travel restrictions, and other factors affecting us and our suppliers. In Malaysia, the government announced a Movement Control Order in March that limited our workforce to approximately 40% of previous levels. This order remains in effect until at least April 28; however, through an increase of this limitation by the Malaysian government to 50% and a combination of adjustments in our shift patterns, productivity improvements, and optimizing employee capability to work from home, we are currently near pre-COVID-19 production capacity levels in Malaysia.
In response to the pandemic, many governments have also recently enacted legislation designed to support businesses and workers impacted by COVID-19. While we will seek benefits under this legislation where available, we do not expect that such benefits will have a material impact on our operations and financial condition. We are also monitoring benefits available to our employees under this legislation, including government assistance for employees unable to work for COVID-19 reasons. We seek to understand whether these benefits apply to our employees, how they support their best interests, and how they may impact our business now and in the future as we return to more normalized operations. In turn, we have also evaluated and adjusted our employee compensation and leave practices to support certain needs of our employees and to protect them from risk of infection.

Workplace Safety
The health and safety of our employees is a priority for us. We have progressively implemented measures to safeguard our employees from COVID-19 infection and exposure, in alignment with guidelines established by the Centers for Disease Control. They consist of policies, procedures, protocols, and guidance related to, among other things, COVID-19 symptom awareness, effective hygiene practices, travel restrictions, visitor restrictions, social distancing, face covering expectations, temperature and health screening, work-from-home requirements, enhanced workplace cleaning, and large-scale decontamination.

Supply Chain
Our suppliers are also experiencing the impact of COVID-19 on their businesses. Because of our ability to continue to operate under government rules relating to essential or permitted businesses and services, our suppliers also have generally been permitted to continue conducting business to the extent they support our work. However, our suppliers also have had challenges in maintaining an adequate workforce, securing materials from their own suppliers, implementing workplace safety practices, and have instituted periodic closures as a result of COVID-19. We are taking steps to validate our suppliers’ ability to deliver to us on time, which may also be affected by the impact of COVID-19 on their own financial condition.

Customers
Likewise, we remain in close contact with our customers to understand the impact of COVID-19 on their business and the resulting potential impact on our business. COVID-19 has introduced volatility and uncertainty to all of our customers, which has resulted in the need for us to react and respond. While COVID-19 has negatively impacted some of our customers and, therefore, our business with them, we have experienced opportunities with other customers, particularly in our Healthcare/Life Sciences Sector, to manufacture products in high demand to combat the effects of COVID-19.

Governance
We are conducting regular leadership calls with global and regional leaders to review the effectiveness of employee safety measures, monitor the spread of the virus in the geographies in which we operate, discuss the evolving availability of testing and therapeutic medicine, and assess the impact of the pandemic on our business. These meetings also serve to identify actions we must take to manage COVID-19 risks or opportunities on an enterprise-wide or on a regional basis, and to ensure that progress is made on actions to which we have previously committed. Moreover, through formal meetings and other communications, we are in regular contact with our Board of Directors and Committees of the Board of Directors on COVID-19 risks and opportunities to ensure they remain informed, can perform their duties of risk oversight, and to gain their valuable business and governance perspectives. Most importantly, we have been communicating with all employees at least weekly regarding, among other things, the steps we are taking to safeguard their health and safety, the flexible work and pay arrangements we have instituted as result of COVID-19, and the progress we are making in managing the effects of COVID-19 on our business.

Risk Factor Update
In light of the evolving impacts associated with the Covid-19 outbreak, we are supplementing as set forth below the risk factors disclosed in “Item 1A - Risk Factors” of its Annual Report on Form 10-K for the fiscal year ended September 28, 2019 and Quarterly Report on Form 10-Q for the fiscal quarter ended January 4, 2020.
Our financial condition and results of operations for fiscal year 2020 and beyond may be materially adversely affected by the ongoing coronavirus (COVID-19) pandemic.

The full extent to which the COVID-19 outbreak will impact our business and operating results will depend on future developments that are highly uncertain and cannot be accurately predicted, including new medical and other information that may emerge concerning COVID-19 and the actions by governmental entities or others to contain it or treat its impact.
The COVID-19 pandemic poses the risk that we or our employees, suppliers, customers and others may be restricted or prevented from conducting business activities for indefinite or intermittent periods of time, including as a result of employee health and safety concerns, shutdowns, shelter in place orders, travel restrictions and other actions and restrictions that may be prudent or required by governmental authorities. For example, in China, at the onset of the COVID-19 outbreak in that country during our second fiscal quarter, our operations were significantly impacted for several weeks due to quarantines, travel restrictions, and other factors affecting us and our suppliers. In addition, we experienced a temporary reduction of our operating capacity in Malaysia during our second quarter of fiscal 2020 as a result of government-mandated actions to control the spread of COVID-19. Finally, while our facilities have been classified as essential or otherwise permitted to operate in jurisdictions in which facility closures have been mandated, we can give no assurance that this will not change in the future or that we will continue to be permitted to conduct business in each of the jurisdictions in which we operate.
Additionally, we have modified our business practices for the continued health and safety of our employees. We may take further actions, or be required to take further actions, that are in the best interests of our employees. Our suppliers and customers have also implemented such measures, which has resulted in, and we expect it will continue to result in, disruptions or delays and higher costs. The implementation of health and safety practices by us, our suppliers, or our customers could impact customer demand, supplier deliveries, our productivity, and costs, which could have a material adverse impact on our business, financial condition, or results of operations.
While we currently believe we have ample liquidity to manage the financial impact of COVID-19, we can give no assurance that this will continue to be the case if the impact of COVID-19 is prolonged or if there is an extended impact on us or the economy generally. Further, the impacts of COVID-19 have caused significant uncertainty and volatility in the credit markets. If our liquidity or access to capital becomes significantly constrained, or if costs of capital increase significantly due to the impact of COVID-19 as result of volatility in the capital markets, a reduction in our creditworthiness or other factors, then our financial condition, results of operations and cash flows could be materially adversely affected.
Our management of the impact of COVID-19 has and will continue to require significant investment of time from our management and employees, as well as resources across our enterprise. The focus on managing and mitigating the impacts of COVID-19 on our business may cause us to divert or delay the application of our resources toward existing or new initiatives or investments, which could have a material adverse impact on our results of operations.
The foregoing and other continued disruptions to our business as a result of COVID-19 has had and could continue to have a material adverse effect on our business, results of operations, financial condition during 2020 and beyond.

Item 9.01    Financial Statements and Exhibits

(d) The following exhibits are filed herewith:

Exhibit Number	Description
99.1	Press release issued by Plexus Corp., dated April 22, 2020
99.2	Plexus Corp. Investor Presentation, dated April 22, 2020
104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document)

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2020	PLEXUS CORP.
(Registrant)
By: /s/ Patrick J. Jermain
Patrick J. Jermain
Executive Vice President and Chief Financial Officer